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                                  Exhibit 10.2




December 31, 1999

Mr. Kenneth C. Cornelius
Senior Vice President & CFO
Prestolite Electric Incorporated
2100 Commonwealth Blvd.
Ann Arbor, Michigan 48105

Dear Mr. Cornelius:

This Letter Agreement confirms our mutual understanding regarding the retention of Lincoln Partners L.L.C. ("Lincoln") by Prestolite Electric Incorporated ("Prestolite" or the "Company") to act as its exclusive investment banking representative in connection with the proposed sale of the Wagoner DC motor business, the Battery Charger business and the Material Handling motor business (the "Businesses").

Lincoln Services and Role

1.   Lincoln will assist Prestolite's management in:
     (a) developing a list of corporations, partnerships, individuals or other entities (each, together with its affiliates, a "Prospective Purchaser") who might be interested in entering into a Transaction (as defined in the next paragraph) with the Company;
     (b) preparing a descriptive memorandum that describes the Businesses' operations, management, results of operations and financial condition and that incorporates current financial data and other information deemed relevant by Prestolite (as amended and supplemented from time to time) (the "Offering Memorandum");
     (c)  formulating and recommending a strategy for the sale of the
          Businesses;
     (d)  contacting and eliciting interest from Prospective Purchasers;
     (e) conveying information desired by serious Prospective Purchasers not contained in the Offering Memorandum (the "Supplemental Information");
     (f)  investigating the financial capability of Prospective Purchasers;
     (g) reviewing and analyzing proposals, both preliminary and firm, that are received from Prospective Purchasers; and
     (h) negotiating, to the extent requested by Prestolite, with Prospective Purchasers. The initial list of Prospective Purchasers will be submitted in writing by Lincoln to Prestolite as will any subsequent list of Prospective Purchasers.
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2.        As used in this Letter Agreement, the term "Transaction" shall mean:
          (a) the acquisition, directly or indirectly, by a Prospective Purchaser in a single transaction or a series of transactions, of (i) all or substantially all of the assets or operations of the Businesses or (ii) fifty percent (50%) or more of the outstanding stock of another entity owned by Prestolite which owns the assets of the Businesses; or (b) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Businesses are acquired by, or combined with, a Prospective Purchaser.

3. In order that Prestolite and Lincoln best coordinate their efforts to effect a Transaction during the period of Lincoln's engagement, Prestolite and Lincoln agree that Lincoln will be the sole and exclusive representative of Prestolite in the sale of the Businesses. In the event Prestolite initiates discussions relating to the possible sale of the Businesses other than through Lincoln, Prestolite agrees to coordinate these discussions with Lincoln and each of those entities so contacted will be deemed to be a Prospective Purchaser. In the event Prestolite receives an unsolicited inquiry concerning matters covered by this Letter Agreement, Prestolite will refer any such inquiry to Lincoln and each of these unsolicited inquiries will be deemed to be a Prospective Purchaser. Lincoln will not contact any Prospective Purchaser without each being approved in advance by Prestolite.

Information
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4.        In connection with Lincoln's activities on Prestolite's behalf,
          Prestolite will furnish Lincoln with information and data concerning Prestolite and the Businesses (the "Information"). To the best of Prestolite's knowledge all Information: (a) made available to Lincoln by Prestolite; or (b) contained in any Offering Memorandum or Supplemental Information will, at all times during the period of engagement of Lincoln hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. Further, any projections provided by Prestolite to Lincoln contained in the Offering Memorandum or Supplemental Information will be prepared in good faith and will be based upon assumptions which, in the light of the circumstances under which they are made, are reasonable. Prestolite will promptly notify Lincoln if it learns of any material inaccuracy or misstatement in, or omission from, any Information previously delivered to Lincoln. The Offering Memorandum and every item of Supplemental Information will be specifically approved in advance by Prestolite. In rendering its services hereunder, including, without limitation, assisting Prestolite's management in the preparation of the Offering Memorandum, Lincoln will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Lincoln) without independent verification thereof or independent appraisal of any of the Businesses' assets. Lincoln does not assume responsibility for the accuracy or completeness of the Information or any other information regarding Prestolite or the Businesses.
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5.        In evaluating Prospective Purchasers, as requested by Prestolite,
          Lincoln will be using publicly available information; information contained in public reports provided by third party vendors (such as Dun & Bradstreet, Inc.); and other information furnished to Lincoln by such Prospective Purchasers. Lincoln does not assume responsibility for the accuracy or completeness of any information regarding Prospective Purchasers contained in public sources or provided by Prospective Purchasers.

6. Prestolite will provide Lincoln with access to Prestolite's employees, independent accountants and legal counsel and other third parties having a relationship with Prestolite to the extent Lincoln shall deem reasonably necessary in connection with the performance of its services hereunder.

Compensation and Reimbursement of Expenses
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7.        In consideration of Lincoln's services pursuant to this Letter
          Agreement, Lincoln shall be entitled to receive, and Prestolite agrees to pay Lincoln, the following compensation:

          (a) An initial cash retainer of $25,000 payable to Lincoln upon the execution of this Letter Agreement for services rendered over the next six months.

          (b) For the first eight months of the Engagement only, a monthly cash retainer of $7,500 paid quarterly in arrears.

          (c) Provided a transaction or Transaction or Transactions are completed, a Success Fee equal to the higher of (i) an amount determined according to the following schedule:
                           1.0% of the Sale Price up to $35 million (the "First Hurdle Price"); plus 3.0% of the amount above the First Hurdle Price and below $40 million (the "Second Hurdle Price"); plus 4.0% of the Sale Price in excess of the Second Hurdle Price.
               or (ii) $250,000

Lastly, Lincoln agrees to allow up to 10% of the Success Fee computed in section 7(c) to be paid to another investment bank of Prestolite's choice.

The Success Fee shall be earned, due and payable in cash at the time of the closing of the Transaction, except in the case where any portion(s) of the Success Fee are associated with contingent portion(s) of the Sale Price or notes issued to Prestolite (as defined in the next paragraph). The Success Fee for that portion of the Sale Price received at closing shall be computed consistent with the next paragraph. Portion(s) of the Sale Price or notes shall be due and payable in cash at the time of the collection of such future payment(s) or collection of the notes. Notwithstanding the preceding sentence, Prestolite and Lincoln may mutually agree on an amount to be paid in cash at the closing in lieu of any future payments to Lincoln.
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8.        For the foregoing purposes the "Sale Price" shall be calculated as the sum of the following values identified in (a) through (g) less (h) at closing:

          (a)  Cash and cash equivalents paid to Prestolite;

          (b)  Market value of any common stock issued to Prestolite;

          (c) The par value of any preferred stock issued to Prestolite, unless market value is easily determinable;

          (d) The face value of any notes issued to Prestolite, unless the market value is easily determinable;

          (e) The face value of any debt owed by Prestolite which is assumed and/or forgiven by the Purchaser, unless the market value is easily determinable;

          (f) Consideration paid or payable under covenants not to compete, earn-outs, royalties, and management or consulting arrangements (such terms not to encompass employment agreements) between Prestolite and the Purchaser;

          (g) Trade accounts receivable or lease receivables associated with the Businesses' business (at fair market value) or other of the Businesses assets listed on the Businesses' balance sheets, prepared in a manner consistent with past practices, but retained by Prestolite after closing; and less

          (h) Accounts payable and accrued liabilities associated with the Businesses' business or any third party (i.e. non-Prestolite) liabilities on the Businesses' balance sheet, prepared in a manner consistent with past practices, which are not assumed by the Purchaser as of the closing date of the sale of the Businesses.

9. Notwithstanding termination of this Letter Agreement or Lincoln's engagement hereunder, in the event Prestolite enters into a Transaction with the Prospective Purchaser or Prestolite enters into a definitive sale agreement with the Prospective Purchaser (which subsequently results in a Transaction) within twelve months of the termination date of this Letter Agreement, Lincoln shall be entitled to the Success Fee as set forth above.

10. In addition to the fees described above, Prestolite agrees to promptly reimburse Lincoln, upon request from time to time, for all reasonable out-of-pocket expenses incurred by Lincoln in connection with the matters contemplated by this Letter Agreement commencing with expenses incurred December 21, 1999.
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Indemnification
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11.       Prestolite agrees to separately indemnify Lincoln in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Letter Agreement in Exhibit I, which Indemnification Provisions are incorporated herein and made part hereof.


Other Terms
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12.       Either party hereto may terminate this Letter Agreement at any time upon written notice, without liability or continuing obligation except as set forth in this paragraph 12. Neither the termination of this Letter Agreement nor Lincoln's engagement hereunder shall affect: (a) any compensation earned by Lincoln up to the date of termination or completion, or after termination, as the case may be, pursuant to paragraph seven or paragraph nine; (b) the reimbursement of expenses incurred by Lincoln up to the date of termination or completion, as the case may be, pursuant to paragraph ten; (c) the attached Indemnification Provisions; and (d) the provisions of paragraph 15 of this Letter Agreement, all of which shall remain operative and in full force and effect.

13. Lincoln makes no representations express or implied that its efforts on behalf of Prestolite will result in a Transaction.

14. Lincoln agrees that there will be no obligation on the part of Prestolite to negotiate with or accept any offer from a Prospective Purchaser unless, in Prestolite's sole discretion, the terms and conditions shall be acceptable to Prestolite's management and/or Board of Directors.

15. Any advice rendered by Lincoln pursuant to this Letter Agreement shall not be disclosed publicly without Lincoln's prior written consent.

16. Lincoln may publish, at its own expense, an advertisement announcing the completion of the Transaction and Lincoln's role therein, subject to receiving Prestolite's written approval which will not be unreasonably withheld.
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If the foregoing correctly sets forth our understanding, please confirm this by signing and returning to us the duplicate copy of this Letter Agreement. We look forward to working with you towards the successful conclusion of this assignment.

                                                  Very truly yours,

                                                  LINCOLN PARTNERS L.L.C.


                                                  By: /s/ L. James Lawson, III
                                                      -------------------------
                                                        L. James Lawson, III
                                                        Managing Director

The above is agreed to this
4/th/ day of January 2000

Prestolite Electric Incorporated

By: /s/ Kenneth C. Cornelius
    ---------------------------------
      Kenneth C. Cornelius
      Senior Vice President & CFO
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INDEMNIFICATION PROVISIONS

     1.   Indemnification. Prestolite (as such term is defined in the attached
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Letter Agreement) on its own behalf as well as on the behalf of its successors or assigns, agrees that since Lincoln (as such term is defined in the attached Letter Agreement) will be acting on Prestolite's behalf, Prestolite (the "Indemnifying Party") will indemnify and hold harmless Lincoln and each of its officers, directors, agents, employees and affiliates and each person, if any, who controls Lincoln within the meaning of the federal securities laws (Lincoln and each such entity and person being referred to hereinafter as an "Indemnified Party") from and against any and all losses, claims, damages, and liabilities, as incurred, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any claim, action, or proceeding, whether or not instituted or resulting in any liability), to which each Indemnified Party may become subject under any applicable federal or state law or otherwise, caused by or arising out of Lincoln's engagement (as such term is defined in the attached Letter Agreement) or Lincoln's role in connection therewith (i) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Information, Offering Memorandum or Supplemental Information (as such terms are defined in the attached Letter Agreement) or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (ii) otherwise caused by or arising out of or in connection with Lincoln acting pursuant to the Letter Agreement except to the extent that a court of competent jurisdiction shall have determined by a final judgement that such losses, claims, damages or liabilities resulted primarily from the gross negligence, bad faith, or willful misconduct of Lincoln or any Indemnified Party in which case this clause (ii) shall not be applicable.

     2.   Notification by Indemnifying Party. Promptly after the Indemnifying
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Party's knowledge of the commencement of any action, suit, proceeding or investigation against an Indemnified Party relating to this Letter Agreement, the Indemnifying Party agrees to notify Lincoln of the assertion against the Indemnified Party.

     3.   Notification by Lincoln. If any action, suit, proceeding or
          -----------------------
investigation is commenced, as to which Lincoln proposes to demand indemnification, Lincoln shall in writing promptly notify the Indemnifying Party; provided, however, that any failure by Lincoln to notify the Indemnifying
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Party shall not relieve the Indemnifying Party from its obligations hereunder except to the extent such failure prejudices the defense for which indemnification is claimed.
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     4.   Selection of Counsel for Indemnified Party. In the event an action or
          ------------------------------------------
proceeding arising out of this Letter Agreement shall be commenced against an Indemnified Party and the Indemnifying Party shall decline or fail to assume the defense of such matter with counsel reasonably satisfactory to Lincoln or Lincoln's legal counsel shall determine that defenses may be available to an Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel to represent or defend it or any Indemnified Party in any such action or proceeding in which it or such Indemnified Party may become involved or is named as defendant and the Indemnifying Party shall pay currently the reasonable fees and disbursements of such separate counsel; provided that the Indemnifying Party shall not be obligated to pay the fees and disbursements of more than one such separate counsel for any one such action or proceeding in any one jurisdiction.

     5.   Contribution. The Indemnifying Party and Lincoln agree that if any
          ------------
indemnification or reimbursement sought by an Indemnified Party pursuant to the Letter Agreement is held by a court to be unavailable for any reason (other than as a consequence of a court of competent jurisdiction having determined by a final judgement that such losses, claims, damages or liabilities resulted primarily from the gross negligence, bad faith or willful misconduct of Lincoln or any Indemnified Party), then (whether or not Lincoln is the Indemnified Party) the Indemnifying Party and Lincoln shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits and fault of the Indemnifying Party on the one hand, and Lincoln on the other hand, in connection with the transaction contemplated by the Letter Agreement, subject to the limitation that Lincoln's aggregate contribution shall not exceed the amount of fees actually received by Lincoln pursuant to the Letter Agreement.

     6.   Agreement to Testify. In the event of administrative proceedings or
          --------------------
litigation in connection with the services provided under this Letter Agreement, Lincoln agrees that its representatives will testify or otherwise assist the Indemnifying Party in preparing for testimony at the reasonable request of the Indemnifying Party. If Lincoln is not a co-defendant in such proceeding or litigation, the Indemnifying Party will pay Lincoln reasonable and customary additional compensation as agreed upon by Lincoln and the Indemnifying Party to cover testifying in connection with such proceedings or litigation and the preparation for such litigation, proceeding or testimony. In any circumstance in which Lincoln or its representatives takes any of such actions, regardless of whether it is a co-defendant, the Indemnifying Party will reimburse Lincoln for all out-of-pocket expenses reasonably incurred by Lincoln and its representatives in connection therewith, including the reasonable fees and disbursements of its separate legal counsel.

     7.   Survival.  Neither the termination nor completion of the Letter
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Agreement or of the engagement of Lincoln referred to therein shall affect the indemnification provided for hereunder, which shall remain operative and in full force and effect.

Accepted and agreed to this
4/th/ day of January 2000

Prestolite Electric Incorporated

By: /s/  Kenneth C. Cornelius
    ---------------------------------
      Kenneth C. Cornelius
      Senior Vice President and CFO